United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$640,470
Unrealized Gain (Loss) on Market Value of Futures	(851,100)
Dividend Income	121
Interest Income	619
ETF Transaction Fees	1,750
Total Income (Loss)	$(208,140)

Expenses
General Partner Management Fees	$17,029
Brokerage Commissions	1,217
Non-interested Directors' Fees and Expenses	342
Prepaid Insurance Expense	326
Other Expenses	14,011
Total Expenses	32,925
Expense Waiver	(10,606)
Net Expenses	$22,319
Net Income (Loss)	$(230,459)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$26,064,366
Additions (150,000 Shares)	6,463,985
Withdrawals (150,000 Shares)	(6,460,968)
Net Income (Loss)	(230,459)

Net Asset Value End of Month	$25,836,924
Net Asset Value Per Share (600,000 Shares)	$43.06

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612